UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): July 1, 2014

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2014, each of our named executive officers entered into amended and restated employment agreements to reflect changes made to their respective base salaries and bonus programs. The employment agreements in effect prior to July 1, 2014, largely reflected our historical compensation objectives and philosophy as implemented by our private equity sponsor prior to our initial public offering. In March 2014, the Compensation Committee engaged the compensation consulting firm Frederic W. Cook & Co., Inc. (“Frederic Cook”) to review our entire executive compensation program. This review included a study to determine the appropriate group of peer companies to be used for executive compensation benchmarking purposes, as well as a review of the individual components of the total compensation package for our executive officers.

Frederic Cook found that our compensation programs are not competitive with those provided by the peer companies with which we compete for top executive talent. Based upon the recommendation of Frederic Cook, the Compensation Committee determined that in order to continue to be successful at attracting and retaining top executive talent, it was appropriate to increase the base salaries of our named executive officers effective as of July 1, 2014, as shown below:

Named Executive Officer	New Base Salary
Peter Harrington	$650,000
Juan J. Román	$400,000
Miguel Vizcarrondo	$300,000
Carlos J. Ramírez	$300,000
Eduardo Camargo	$260,000

The Compensation Committee also determined, based in part on Frederic Cook’s recommendation, that certain adjustments should be made to the bonus program for our named executive officers. Specifically, each named executive officer (other than Mr. Harrington) is eligible to earn up to 75% of his base salary as a cash bonus (Mr. Harrington is entitled to earn up to 100% of his base salary as a cash bonus). The cash bonus is comprised of a corporate component, based on our achievement of certain quantitative targets (which corporate component comprises 70% of the potential cash bonus), and a personal component, which is based on the achievement of certain qualitative factors specific to each named executive officer (which personal component comprises 30% of the potential cash bonus). Prior to July 1, 2014, greater emphasis was placed on each named executive officer’s achievement of certain qualitative factors. With the implementation of the new executive compensation philosophy, greater weighting will be placed on the achievement of certain quantitative factors as reflected through the corporate component of the cash bonus, strengthening our commitment to a pay-for-performance compensation philosophy. The corporate component of the potential cash bonus is triggered if we achieve at least 95% of our targeted Revenue and Adjusted Net Income targets for the fiscal year, with our named executives receiving 50% of the corporate component at the 95% performance level, up to 150% of the corporate component at 110% of our targeted corporate metrics. Furthermore, our named executives are eligible to earn a cash bonus of 0% to 150% of the personal component based on each executive’s individual performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: July 3, 2014	By:	/s/ Juan J. Román
Juan J. Román Chief Financial Officer